Exhibit 2.1

Execution Version

AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF MERGER

among

DIALOG SEMICONDUCTOR PLC,

AVENGERS ACQUISITION CORPORATION

and

ATMEL CORPORATION

Dated as of September 29, 2015

Amendment No. 1 to AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER, dated as of September 29, 2015 (this “Amendment”), is by and among Dialog Semiconductor plc, a company incorporated in England and Wales (“Parent”), Avengers Acquisition Corporation, a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and Atmel Corporation, a Delaware corporation (the “Company”).

W  I  T  N  E  S  S  E  T  H :

A.            WHEREAS, the Company, Parent and Merger Sub entered into that certain Agreement and Plan of Merger, dated as of September 19, 2015 (the “Merger Agreement”); and

B.             WHEREAS, the Company, Parent and Merger Sub desire to amend certain provisions of the Merger Agreement as provided for in this Amendment.

NOW, THEREFORE, the Company, Parent and Merger Sub, in consideration of the foregoing, and for other good and valuable consideration, the receipt of which is hereby acknowledged, agree as follows:

Article I

AMENDMENT

1.1           Amendment to Section 4.23.  Section 4.23 of the Merger Agreement is hereby deleted in its entirety and the following is substituted in its place:

4.23         Voting Requirement. Assuming the accuracy of the representations and warranties set forth in Section 3.21, the affirmative vote in favor of the granting of authority to the Parent Board to issue and allot the Parent Ordinary Shares underlying the ADSs in the Merger by holders of a majority of the outstanding shares of Parent Ordinary Shares entitled to vote at the Parent Shareholders Meeting and present and voting thereat is the only vote of the holders of any class or series of Parent’s capital stock necessary to approve or adopt this Agreement, the Merger and the transactions contemplated by this Agreement (the “Parent Shareholder Approval”).

1.2           Amendment to Section A of the Company Disclosure Schedule.  Section A of the Company Disclosure Schedule is hereby deleted in its entirety.

1.3           Amendments to Section 8.3(e).

(a)            The definition of Specified Governmental Entities set forth in Section 8.3(e) of the Merger Agreement is hereby deleted in its entirety and the following is substituted in its place:

“Specified Governmental Entities” means the following Governmental Entities: the German Bundeskartellamt and the Romanian Competition Council.

(b)           The definition of Parent Ordinary Shares set forth in Section 8.3(e) of the Merger Agreement is hereby deleted in its entirety and the following is substituted in its place:

“Parent Ordinary Shares” has the meaning set forth in the Recitals, and will include ordinary shares of 10 pence each of Parent in, as appropriate, registered form or in the form of interests traded and settled through Clearstream in respect of the relevant number of ordinary shares of 10 pence each of Parent.

(c)            Section 8.3(e) of the Merger Agreement is hereby amended to add the following additional definition:

“Clearstream” means the Cascade electronic clearing and settlement system operated by Clearstream Banking AG facilitating the trading, clearing and settlement of securities traded on the FSE and any successor to such system or operator.

Article II

MISCELLANEOUS

2.1            Definitions. Capitalized terms used but not defined in this Amendment where first used shall have the meaning assigned to such terms in the Merger Agreement.

2.2            Notices. All notices and other communications among the parties to this Amendment will be in writing and will be deemed to have been duly given (a) when delivered in person, (b) when delivered by FedEx or other nationally recognized overnight delivery service, or (c) when delivered by email and promptly confirmed by delivery in person or by post or overnight courier as aforesaid in each case, addressed as follows:

if to Parent or Merger Sub, or, after the Closing, the Surviving Company, to:

Dialog Semiconductor plc

Tower Bridge House

St. Katherine’s Way
London E1Y 1AA

United Kingdom
Attention: Jalal Bagherli
Email: jalal.bagherli@diasemi.com

with a copy to:

Davis Polk & Wardwell LLP
1600 El Camino Real
Menlo Park, California 94025
Attention: William M. Kelly and Stephen P. Salmon
Email: william.kelly@davispolk.com
            stephen.salmon@davispolk.com

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if to the Company, to:

Atmel Corporation

1600 Technology Drive

San Jose, California 95110
Attention: Scott Wornow
Email: scott.wornow@atmel.com

with a copy to:

Jones Day
1755 Embarcadero Road
Palo Alto, California 94303
Attention: Khoa D. Do and Daniel R. Mitz
Email: kddo@jonesday.com
            drmitz@jonesday.com

or to such other address or addresses as the parties may from time to time designate in writing.

2.3           Counterparts. This Amendment may be executed in any number of counterparts (including by pdf or other readable electronic format), each such counterpart being deemed to be an original instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument, and will become effective when one or more counterparts have been signed by each of the parties and delivered (including by email) to the other parties, and all such counterparts will together constitute one and the same agreement. Except as expressly amended herein, all other terms and conditions of the Merger Agreement shall remain in full force and effect. The term “Agreement” as used in the Merger Agreement shall be deemed to refer to the Merger Agreement, as amended hereby.

2.4           Governing Law; Venue; Waiver of Jury Trial. The parties agree that Section 8.7 of the Merger Agreement shall apply to this Amendment, mutatis mutandis.

2.5           Assignment. This Amendment will be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and permitted assigns. No party to this Amendment may assign any of its rights or delegate any of its obligations under this Amendment, by operation of Law or otherwise, without the prior written consent of the other party hereto; provided, however, that Merger Sub will be permitted to assign its rights and obligations under this Amendment to any Subsidiary of Parent; provided further, however, that such assignment by Merger Sub will not (i) relieve Parent or Merger Sub of any of its obligations hereunder or enlarge, alter or change any obligation of the Company or (ii) impede or delay the consummation of the Merger or the other transactions contemplated by the Merger Agreement or this Amendment. Any purported assignment in violation of this Amendment is void.

2.6           Amendment. This Amendment may be amended by the parties at any time before or after the Company Stockholder Approval or the Parent Shareholder Approval; provided, however, that, after such approval, there is not to be made any amendment that by Law requires further approval by the Company Stockholders, without further approval of such Company Stockholders or any amendment that by Law requires further approval by the Parent

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Shareholders, without further approval of such Parent Shareholders. This Amendment may not be amended except by an instrument in writing signed on behalf of each of the parties. The failure of any party to assert any of its rights under this Amendment or otherwise will not constitute a modification, amendment, or waiver of those rights.

2.7           Severability. The provisions of this Amendment will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Amendment, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Amendment and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

ATMEL CORPORATION

By:	/s/ Scott Wornow
Name: Scott Wornow Title: SVP & Chief Legal Officer

DIALOG SEMICONDUCTOR PLC

By:	/s/ Jalal Bagherli
Name: Dr. Jalal Bagherli Title: Chief Executive Officer

AVENGERS ACQUISITION CORPORATION

By:	/s/ Jalal Bagherli
Name: Dr. Jalal Bagherli Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]